Exhibit 10.2

$4,000,000.00                      New Orleans, Louisiana
                                   February 28, 1997

     On December 31, 1997 after date, I, whether maker, endorser, guarantor, surety, or other party hereto, promise to pay to the order of

                      WHITNEY NATIONAL BANK

at 228 St. Charles Avenue, New Orleans, Louisiana, or at any one of its branches, Four Million Dollars and 00/100 Dollars, for value received, with interest at the rate of Whitney Prime percent per annum payable monthly beginning March 31, 1997 from Date until paid.

   Each maker, endorser, guarantor, surety or other party to this note (the "Obligor", whether one or more) waives presentment for payment, demand, notice of dishonor, protest, pleas of discussion and division and is bound jointly, severally and solidarily for the full and timely payment payment of this note in accordance with its terms.
   Each   Obligor   agrees  to  the  following   terms   and
conditions:
   1. If this note is payable on demand or becomes payable on demand, Whitney National Bank (the "Bank") may, from time to time, change the interest rate set forth in this note by giving notice to the maker by U.S. mail, postage prepaid, at the last address of maker on file with the Bank, which shall constitute notice to Obligor. The Obligor shall have the right to reject a change in the interest rate by paying the note in full, including all principal and interest due thereon, with interest at the rate in effect prior to the giving of the notice of change, within ten (10) days after they have agreed to each change of interest rate from the date specified in the notice. Interest on the outstanding principal owed on this note shall be computed and assessed on the basis of the actual number of days elapsed over a year composed of 360 days. This note may be prepaid in full or in part at any time without penalty. If this note provides for interest at a rate based on Whitney Prime, the term Whitney Prime shall mean that rate of interest as recorded by the Bank from time to time as its prime lending rate with the rate of interest to change when and as said prime lending rate changes.
   2. As security for the debt evidenced by this note, and for all obligations and liabilities of each Obligor to Whitney National Bank (the "Bank"), direct or contingent, due or to become due, now existing or hereafter arising, including all future advances, with interest, attorneys' fees, expenses of collection and costs, including without limitation, obligations to the Bank on promissory notes, checks, overdrafts, letter of credit agreements, endorsements and continuing guaranties, each Obligor hereby
(a) pledges, pawns and delivers to the Bank, and grants in favor of the Bank a continuing security interest in, all property of Obligor of every nature or kind whatsoever owned by Obligor or in which Obligor has an interest that is now or hereafter on deposit with, in the possession of, under the control of or held by the Bank in definitive form, book entry form or in safekeeping or custodian accounts, including all deposit accounts, money, funds on deposit in checking, savings, custodian and other accounts, instruments, negotiable instruments, certificates of deposit, commercial paper, stocks, bonds, treasury bills and other securities, documents, documents of title and chattel paper, and (b) grants to the Bank a right of set-off and/or compensation with respect to such property of each Obligor. If the proceeds of collateral furnished for the payment of this note are insufficient to pay this note in full, each Obligor shall remain fully obligated for any deficiency. For purposes of executory process, each Obligor hereby acknowledges the debt created hereby and confesses judgment in favor of the Bank for the full amount of the debt evidenced by this note. To the extent permitted by law, each Obligor hereby expressly waives (i) the benefit of appraisement provided in the Louisiana Code of Civil
Procedure and (ii) the demand and three (3) days delay accorded by Articles 2639 and 2721, Louisiana Code of Civil Procedure. The terms "deposit accounts," "instruments,"
"documents" and "chattel paper" shall have the meaning provided in La. R.S. 10:9-105. Each Obligor hereby releases the Bank from any obligation to take any steps to collect any proceeds of or preserve any of Obligor's rights, including, without limitation, rights against prior parties, in the collateral in which the Bank possesses a security interest, and the Bank's only duty with respect to such collateral shall be solely to use reasonable care in the physical preservation of the collateral which is in the actual possession of the Bank. Notwithstanding any other provision in this note to the contrary, IRA, pension, and other tax-deferred accounts at the Bank shall not be subject to the security interest created hereby.
   3. If any of the following events shall occur:
     (a) the non-payment of any principal or interest on this note on the date when due;
     (b) the death, Interdiction, dissolution, liquidation or insolvency of any Obligor;
     (c)  the  filing   by  or  against  any  Obligor  of  a
          proceeding for bankruptcy, arrangement, reorganization, or any other relief afforded debtors or affecting rights of creditors generally under the laws of any state or under the United States Bankruptcy Code;
     (d) the default by any Obligor under this note or under any mortgage, pledge agreement, security agreement, or other security instrument securing the payment of this note or under any other obligations owed by any Obligor to the Bank;
     (e) any judgment, garnishment, seizure, tax lien or levy against any assets of any Obligor;
     (f) any material adverse change in the financial condition of any Obligor, or any material discrepancy between the financial statements submitted by any Obligor and the actual financial condition of such Obligor;
     (g) the expropriation or condemnation of all or a part of any property which is assigned, pledged or mortgaged to the Bank or in which the Bank possesses a security interest;
     (h) any statement, warranty, covenant or representation made by any Obligor to the Bank proves to be untrue;
     (i) the assessment of any tax or other assessment against the loan amount, the Bank's interest in the note or in any asset assigned, pledged or mortgaged to the Bank or in which the Bank possesses a security interest; or
     (j) the existence or future enactment of any law or ordinance by any federal, state, parish, municipal or other taxing authority requiring or permitting Obligor to deduct any amount whatsoever from any payments to be made on this note;
then at the option of the Bank, the entire remaining balance of principal and interest due on this note and all other obligations and liabilities, direct or contingent, of Obligor to the Bank shall be immediately due and payable without notice or demand.
   4. If an earlier note of any Obligor is cancelled at the time of execution hereof, then this note constitutes an extension, but not a novation, of the amount of the continuing indebtedness, and all security rights held by the Bank under the earlier note shall continue in full force and effect.
   5. Without releasing or affecting any of the obligations of any Obligor, the Bank may, one or more times, in its sole discretion, without notice to or consent of any Obligor, (a) release or modify the obligations of any other Obligor, (b) release, exchange or modify the Bank's rights with respect to collateral held as security for this note, (c) extend the maturity of this note for periods that may exceed the original  term,  (d)  retain  the  proceeds,  increases  and profits, including money, derived from the collateral furnished by any Obligor as additional security for any and all obligations and liabilities of Obligor to the Bank, including the debt evidenced by this note, without applying said proceeds, increases and profits toward payment of the obligations, or (e) impute or apply payments received from any Obligor, or the proceeds, increases and profits of collateral furnished by any Obligor, in whole or in part to this note, or to any other obligations of such Obligor.
   6. Each Obligor agrees to pay the fees of any attorney-at-law employed by the Bank to recover sums owed or to protect the Bank's interests with regard to this note. Such attorneys' fees are fixed at ten (10%) percent of the amount of principal and interest due on this note and are secured by collateral furnished for the payment hereof. Obligor further agrees to pay any and all charges, fees, costs and/or taxes levied or assessed against the Bank in connection with this note, any obligation owed by any Obligor to the Bank and/or any collateral, asset or other property which is pledged, mortgaged, hypothecated or assigned to the Bank or in which the Bank possesses a security interest, as security for this note or any other obligation owed by any Obligor to the Bank.
   7. The provisions of this note may not be waived or modified except in writing, signed by the Bank. No failure or delay of the Bank in exercising its rights shall be construed as a waiver.

                           SUPERIOR ENERGY SERVICES, INC.
$   SEE ABOVE
                           /s/ Terence E. Hall
                           __________________________
                           Terence E. Hall

DUE SEE ABOVE